                                                                      EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                                        PER
                                                                      EARNINGS         SHARES          SHARE
                                                                    (NUMERATOR)     (DENOMINATOR)      AMOUNT
                                                                    -----------     -------------    ---------
      For the three months ended March 31, 2002:
             Basic earnings per share:

                  Net earnings .............................          $5,372          20,140          $   0.27
             Effect of dilutive securities options .........              --             363
                                                                      ------          ------
             Diluted earnings per share:
                  Net earnings .............................          $5,372          20,503          $   0.26
                                                                      ======          ======

      For the three months ended March 31, 2001:
             Basic earnings per share:
                  Net earnings .............................          $2,685          14,750          $   0.18
             Effect of dilutive securities options .........              --             789
                                                                      ------          ------
             Diluted earnings per share:
                  Net earnings .............................          $2,685          15,539          $   0.17
                                                                      ======          ======